As filed with the Securities and Exchange Commission on August 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ironSource Ltd.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

121 Menachem Begin Street

Tel Aviv 6701203, Israel

(Address of Principal Executive Offices) (Zip Code)

ironSource Ltd. 2013 Share Incentive Plan

ironSource Ltd. 2021 Share Incentive Plan

ironSource Ltd. 2021 Employee Share Purchase Plan

(Full Title of the Plan)

Cogency Global Inc.

122 East 42nd Street,

18th Floor

New York, NY 10168

(Name and Address of Agent for Service)

(800) 221-0102

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joshua G. Kiernan Marc D. Jaffe Eyal Orgad Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom (+44) (20) 7710-1000	Dan Shamgar, Adv. Shachar Hadar, Adv. Talya Gerstler, Adv. Jonathan M. Nathan, Adv. Meitar Law Offices 16 Abba Hillel Road Ramat Gan, Israel 5250608 +972-3-610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A ordinary shares, no par value (“Class A ordinary shares”) consisting of the following:
Class A ordinary shares issuable upon exercise of share option awards that are outstanding under the ironSource Ltd. 2013 Share Incentive Plan (the “2013 Plan”)	33,593,581(2)	$ 0.83 (3)	$ 27,882,673	$ 3,042
Class A ordinary shares issuable upon conversion of Class B ordinary shares underlying share option awards that are outstanding under the 2013 Plan	33,593,581(4)	$ — (5)	$ —	$ —
Class A ordinary shares issuable upon settlement of restricted share unit (“RSU”) awards that are outstanding under the 2013 Plan	220,571(6)	$ 8.62 (7)	$1,901,323	$ 208
Class A ordinary shares issuable upon conversion of Class B ordinary shares underlying RSU awards that are outstanding under the 2013 Plan	220,571(8)	$ — (5)	$ —	$ —
Class A ordinary shares issuable upon exercise of share option awards that are outstanding under the ironSource Ltd. 2021 Share Incentive Plan (the “2021 Plan”)	19,781,225(9)	$ 3.11 (10)	$ 61,519,610	$ 6,712
Class A ordinary shares issuable upon conversion of Class B ordinary shares underlying share option awards that are outstanding under the 2021 Plan	19,781,225(11)	$ — (5)	$ —	$ —
Class A ordinary shares issuable upon settlement of RSU awards that are outstanding under the 2021 Plan	88,950(12)	$ 8.62 (7)	$ 766,749	$ 84
Class A ordinary shares issuable upon conversion of Class B ordinary shares underlying RSU awards that are outstanding under the 2021 Plan	38,950(13)	$ — (5)	$ —	$ —
Class A ordinary shares reserved for issuance pursuant to future awards under the 2021 Plan	33,425,916(14)(15)	$ 8.62 (7)	$ 288,131,396	$ 31,436
Class A ordinary shares reserved for future issuance under the ironSource Ltd. 2021 Employee Share Purchase Plan (the “2021 ESPP”)	13,502,036(16)	$ 8.62 (7)	$ 116,387,550	$ 12,698
Class B ordinary shares, no par value (“Class B ordinary shares”) consisting of the following:
Class B ordinary shares issuable upon exercise of share option awards that are outstanding under the 2013 Plan	33,593,581 (17)	$ 0.83 (18)	$ 27,882,673	$ 3,042
Class B ordinary shares issuable upon settlement of RSU awards that are outstanding under the 2013 Plan	220,571(19)	$ 8.62 (7)	$ 1,901,323	$ 208
Class B ordinary shares issuable upon exercise of share option awards that are outstanding under the 2021 Plan	19,781,225(20)	$ 3.11 (21)	$ 61,519,610	$ 6,712
Class B ordinary shares issuable upon settlement of RSU awards that are outstanding under the 2021 Plan	38,950(22)	$ 8.62(7)	$ 335,749	$ 37
Total	207,880,933		$ 588,228,656	$ 64,179

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional ordinary shares of the Registrant that become issuable under the 2013 Plan and 2021 Plan by reason of any share dividend, share split, recapitalization, or any other similar transaction without receipt of consideration that results in an increase in the number of outstanding Class A ordinary shares and Class B ordinary shares.

(2)

Comprised of 33,593,581 Class A ordinary shares that are reserved for issuance upon exercise of outstanding share option awards that are outstanding under the 2013 Plan as of the date of this Registration Statement. No further awards will be granted under the 2013 Plan, and any Returning Shares (as defined in footnote 14 below) will become available for grant under the 2021 Plan. See footnote 14 below.

(3)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding share option awards to purchase Class A ordinary shares previously granted that remain outstanding under the 2013 Plan.

(4)

Represents Class A ordinary shares issuable upon conversion, on a one-for-one basis, of Class B ordinary shares underlying share option awards outstanding under the 2013 Plan as of the date of this Registration Statement.

(5)

Pursuant to Rule 457(i) of the Securities Act, there is no fee associated with the registration of Class A ordinary shares issuable upon conversion of any Class B ordinary shares (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of Class B ordinary shares.

(6)	Comprised of 220,571 Class A ordinary shares that are reserved for issuance upon settlement of RSU awards that are outstanding under the 2013 Plan as of the date of this Registration Statement.
(7)

Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high ($8.82) and low ($8.42) sales prices of the Registrant’s Class A ordinary shares as reported on the New York Stock Exchange on August 6, 2021, which is a date within five business days prior to the filing of this Registration Statement.

(8)

Represents Class A ordinary shares issuable upon conversion, on a one-for-one basis, of Class B ordinary shares underlying RSU awards that are outstanding under the 2013 Plan as of the date of this Registration Statement.

(9)

Comprised of 19,781,225 Class A ordinary shares that are reserved for issuance upon exercise of outstanding share option awards that are outstanding under the 2021 Plan as of the date of this Registration Statement.

(10)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding share option awards to purchase Class A ordinary shares previously granted that remain outstanding under the 2021 Plan.

(11)

Represents Class A ordinary shares issuable upon conversion, on a one-for-one basis, of Class B ordinary shares underlying share option awards outstanding under the 2021 Plan as of the date of this Registration Statement.

(12)	Comprised of 88,950 Class A ordinary shares that are reserved for issuance upon settlement of RSU awards that are outstanding under the 2021 Plan as of the date of this Registration Statement.
(13)

Represents Class A ordinary shares issuable upon conversion, on a one-for-one basis, of Class B ordinary shares underlying RSU awards outstanding under the 2021 Plan as of the date of this Registration Statement.

(14)

Represents 33,425,916 Class A ordinary shares reserved for issuance pursuant to future awards under the 2021 Plan. Pursuant to the terms of the 2021 Plan, any Class A ordinary shares or Class B ordinary shares: (i) underlying an award granted under the 2021 Plan or the 2013 Plan that has expired, or was cancelled, terminated, forfeited or settled in cash in lieu of issuance of Class A ordinary shares or Class B ordinary shares, without having been exercised; (ii) which were part of the pool reserved for awards under the 2013 Plan but were not allocated as of the effective date of the 2021 Plan; or (iii) if permitted by the Registrant’s board of directors, tendered to pay the exercise price or withholding obligation with respect to an award under the 2021 Plan or 2013 Plan (the Class A ordinary shares and Class B ordinary shares described in clauses (i)-(iii), collectively, the “Returning Shares”), shall automatically be available for grant of awards under the 2021 Plan, provided that any Returning Shares that are Class B ordinary shares will instead be added to the share reserve of the 2021 Plan as Class A ordinary shares.

(15)

The number of Class A ordinary shares reserved for issuance under the 2021 Plan will automatically increase on January 1 of each calendar year, from January 1, 2022 through January 1, 2032, by that number of Class A ordinary shares equal to the lesser of: (i) 5% of the total number of Class A ordinary shares outstanding as of the last day of the immediately preceding calendar year, and (ii) an amount determined by the board of directors of the Registrant, if so determined prior to January 1 of the calendar year in which the increase will occur.

(16)

Represents Class A ordinary shares reserved for future issuance under the 2021 ESPP. The number of Class A ordinary shares reserved for future issuance under the 2021 ESPP will automatically increase on January 1 of each year, commencing on January 1, 2022, and ending on and including January 1, 2031, in an amount equal to the lesser of (a) 1% of the total number of Class A ordinary shares outstanding on December 31 of the preceding calendar year, as determined on a fully diluted basis, and (b) such smaller number of Class A ordinary shares as may be determined by the Registrant’s board of directors.

(17)

Comprised of 33,593,581 Class B ordinary shares that are reserved for issuance upon exercise of outstanding share option awards that are outstanding under the 2013 Plan as of the date of this Registration Statement. No further awards will be granted under the 2013 Plan, and any Returning Shares (as defined in footnote (14) above) will become available for grant under the 2021 Plan. See footnote (14) above.

(18)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding share option awards to purchase Class B ordinary shares previously granted that remain outstanding under the 2013 Plan.

(19)	Comprised of 220,571 Class B ordinary shares that are reserved for issuance upon settlement of RSU awards that are outstanding under the 2013 Plan as of the date of this Registration Statement.
(20)

Comprised of 19,781,225 Class B ordinary shares that are reserved for issuance upon exercise of outstanding share option awards that are outstanding under the 2021 Plan as of the date of this Registration Statement.

(21)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding share option awards to purchase Class B ordinary shares previously granted that remain outstanding under the 2021 Plan.

(22)	Comprised of 38,950 Class B ordinary shares that are reserved for issuance upon settlement of RSU awards that are outstanding under the 2021 Plan as of the date of this Registration Statement.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) to register the offer, issuance and sale of an aggregate of 207,880,933 ordinary shares, no par value, of ironSource Ltd. (the “Company,” the “Registrant,” “we” or “us”), which consist of: (A) 100,612,279 Class A ordinary shares, no par value (“Class A ordinary shares”), in the aggregate, issuable by the Registrant to its and/or its subsidiaries’ officers, employees, directors and consultants pursuant to currently outstanding or future awards under the ironSource Ltd. 2013 Share Incentive Plan (the “2013 Plan”) and the ironSource Ltd. 2021 Share Incentive Plan (the “2021 Plan”), or pursuant to purchases under the ironSource Ltd. 2021 Employee Share Purchase Plan (the “2021 ESPP”, and together with the 2013 Plan and 2021 Plan, collectively, the “Plans”); (B) 53,634,327 Class B ordinary shares, no par value (“Class B ordinary shares”, and together with the Class A ordinary shares, collectively, the “ordinary shares”) of the Registrant issuable by the Registrant to its and/or its subsidiaries’ officers, employees, directors and consultants pursuant to currently outstanding awards under the 2013 Plan and the 2021 Plan; and (C) 53,634,327 Class A ordinary shares, in the aggregate, under the 2013 Plan and 2021 Plan, into which the foregoing 53,634,327 Class B ordinary shares will automatically convert, on a one-for-one basis, upon transfer. Each of the Plans has been approved by the Company’s board of directors and shareholders.

The 207,880,933 ordinary shares covered by this Registration Statement are issuable in the following amounts under the following plans:

(i)

33,814,152 Class A ordinary shares and 33,814,152 Class B ordinary shares, in the aggregate, that are reserved for issuance upon exercise of options and/or settlement of restricted share units (“RSUs”) that are currently outstanding under the 2013 Plan;

(ii)

19,870,175 Class A ordinary shares and 19,820,175 Class B ordinary shares, in the aggregate, that are reserved for issuance upon exercise of options and/or settlement of RSUs that are currently outstanding under the 2021 Plan;

(iii)

33,814,152 Class A ordinary shares and 19,820,175 Class A ordinary shares issuable under the 2013 Plan and 2021 Plan, respectively, upon the potential automatic conversion, on a one-for-one basis, of the Class B ordinary shares described in paragraphs (i) and (ii) above, respectively (no additional shares are allocated under the 2013 Plan or 2021 Plan for these shares, as existing shares available under those Plans convert from Class B ordinary shares to Class A ordinary shares when those conversions occur);

(iv)	33,425,916 Class A ordinary shares reserved and available for issuance pursuant to future share-based awards under the 2021 Plan; and

(v)	13,502,036 Class A ordinary shares reserved for issuance under the 2021 ESPP.

PART I

INFORMATION REQUIRED IN

THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the document incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

We hereby incorporate by reference herein the following documents (or portions thereof) that we have filed with or furnished to the Commission:

•

Our prospectus dated August 10, 2021 filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form F-1 originally filed with the Commission on July 28, 2021 (Commission File No. 333-258223), which contains audited financial statements for our latest fiscal year for which such statements have been filed; and

•

The description of our Class  A ordinary shares that is contained in our Registration Statement on Form 8-A (Commission File No. 001-40539), filed with the Commission on June 24, 2021, as updated by any amendment or report filed for the purpose of updating such description.

All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent designated therein, certain Reports of Foreign Private Issuer on Form 6-K furnished by us to the Commission, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained in a document all or a portion of which is incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under the Israeli Companies Law, 5759–1999 (the “Companies Law”), a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability, in whole or in part, for damages caused as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. An Israeli company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

An Israeli company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

•

a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the above mentioned events and amount or criteria;

•

reasonable litigation expenses, including legal fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such

•

as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

•	reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a

•	third-party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent; and

•

expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of the duty of care to the company or to a third-party, including a breach arising out of the negligent conduct of the office holder;

•	a financial liability imposed on the office holder in favor of a third-party;

•	a financial liability imposed on the office holder in favor of a third-party harmed by a breach in an administrative proceeding; and

•

expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may not exculpate, indemnify or insure an office holder against any of the following:

•	a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine, monetary sanction or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders does not require shareholder approval and may be approved by only the compensation committee if the engagement terms are determined in accordance with the company’s compensation policy which was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets or obligations.

Our amended and restated articles of association allow us to exculpate, indemnify and insure our office holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors’ and officers’ liability insurance policy.

We have entered into agreements with each of our directors and executive officers exculpating them in advance, to the fullest extent permitted by law, from liability for damages caused as a result of a breach of duty of care, and undertaking to indemnify them to the fullest extent permitted by law. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

The maximum indemnification amount set forth in such agreements is limited to an amount equal to the highest of $1.2 billion, 25% of our total shareholders’ equity as reflected in our most recent consolidated financial statements prior to the date on which the indemnity payment is made and 10% of our total market cap calculated based on the average closing price our Class A ordinary shares over the 30 trading days prior to the actual payment, multiplied by the total number of our issued and outstanding shares as of the date of the payment (other than indemnification for an offering of securities to the public, including by a shareholder in a secondary offering, in which case the maximum indemnification amount is limited to the gross proceeds raised by us and/or any selling shareholder in such public offering). The maximum amount set forth in such agreements is in addition to any amount paid (if paid) under insurance and/or by a third-party pursuant to an indemnification arrangement.

We have purchased and currently intend to maintain insurance on behalf of each and every person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Commission File No. 333-258223), filed with the Commission on July 28, 2021)

4.2	Specimen Class A ordinary share certificate of the Registrant (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-254790), filed with the Commission on May 4, 2021)

4.3	ironSource Ltd. 2013 Share Incentive Plan, as amended March 19, 2021 (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-254790), filed with the Commission on March 26, 2021)

4.4	ironSource Ltd. 2021 Share Incentive Plan, as amended March 19, 2021 (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-254790), filed with the Commission on March 26, 2021)

4.6	ironSource Ltd. 2021 Employee Share Purchase Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-254790), filed with the Commission on March 26, 2021)

5.1*	Opinion of Meitar Law Offices, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)

23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited

23.2*	Consent of Meitar Law Offices (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the Signature Page of this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel, on this 10th day of August, 2021.

IRONSOURCE LTD.

By:	/s/ Tomer Bar-Zeev
Name:	Tomer Bar-Zeev
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of ironSource Ltd., an Israeli corporation, does hereby constitute and appoint each of Tomer Bar-Zeev and Assaf Ben Ami, each acting alone, his or her lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with such registration statements or amendments or supplements thereof and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tomer Bar-Zeev Tomer Bar-Zeev	Co-Founder, Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2021

/s/ Assaf Ben Ami Assaf Ben Ami	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 10, 2021

/s/ Orlando Bravo Orlando Bravo	Director	August 10, 2021

/s/ Shlomo Dovrat Shlomo Dovrat	Director	August 10, 2021

/s/ Arnon Harish Arnon Harish	Director	August 10, 2021

/s/ David Kostman David Kostman	Director	August 10, 2021

/s/ Eyal Milrad Eyal Milrad	Director	August 10, 2021

/s/ Yehoshua (Shuki) Nir Yehoshua (Shuki) Nir	Director	August 10, 2021

s/ Tal Payne Tal Payne	Director	August 10, 2021

/s/ Daniel Pindur Daniel Pindur	Director	August 10, 2021

s/ Marni Walden Marni Walden	Director	August 10, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ironSource Ltd. has signed this registration statement in the City of New York, State of New York, on the 10th day of August, 2021.

COGENCY GLOBAL INC.

By:	/s/ Colleen De Vries
Name:	Colleen De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.